Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 28, 2026 (the “Agreement Date”), is entered into by and between PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD., a Cayman Islands exempted company (the “Company”), and HIGH WEST PARTNERS LLC, a California limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, from time to time and as provided herein, the greater of (i) up to $10,000,000 of the Company’s Class A Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”), or (ii) if the Ordinary Shares are listed on any exchange operated by The Nasdaq Stock Market or the New York Stock Exchange (any, an “Exchange”), up to an amount of Ordinary Shares that constitutes the Exchange Cap (as defined below) (collectively, the “Commitment Amount”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means, initially, $10,000,000 in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Business Day” means any day on which banks located in Los Angeles, California are permitted to be open except Saturday or Sunday.

(d) “Clearing Costs” shall mean the Investor’s broker and Transfer Agent costs with respect to each deposit of Ordinary Shares.

(e) “Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(f) “Commitment Shares Determination Date” means the earlier of (i) the Business Day prior to the effectiveness of the Registration Statement or (ii) the Business Day prior to the date that the Investor delivers a written request to the Company for the issuance of the Commitment Shares.

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(g) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects or intangible property (including, without limitation, documents, prototypes, samples, plant and equipment).Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Trading Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that (X) the receiving party (1) to the extent practicable gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure and (2) furnishes only that portion of the Confidential Information that in the opinion of counsel to the extent practicable is legally required to be disclosed, and (Y) any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally required disclosure.

(h) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(i) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(j) “DWAC Shares” means Ordinary Shares that are (i) issued in electronic form, (ii) the resale of which is registered under an effective registration statement and (iii) timely credited, once a DWAC notice is received, by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (“DWAC”) account with DTC under its Fast Automated Securities Transfer (“FAST”) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Exempt Issuance” means the issuance of (i) Ordinary Shares, Ordinary Share Equivalents, options or other equity incentive awards to employees, officers or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (ii) any Securities issued to the Investor pursuant to this Agreement, (iii) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares or Ordinary Shares Equivalents held by the Investor at any time, or (iv) any securities issued upon the exercise or exchange of or conversion of any Ordinary Shares Equivalents that are issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iv) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

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(m) “Floor Price” shall mean $0.10 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(n) “Investment Limit” shall mean $1,000,000, subject to increase at the mutual consent of the Investor and Company.

(o) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with pandemics, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) any action taken, or omitted to be taken, by the Investor, its affiliates or its or their respective successors and assigns with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(p) “Maturity Date” means the first day of the month immediately following the 36 month anniversary of the Commencement Date.

(q) “Ordinary Shares Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

(r) “OTC Blackout” shall mean any calendar day that the Ordinary Shares are not listed on an Exchange that is registered with the SEC under Section 6 of the Exchange Act (such as Nasdaq and NYSE), and the Principal Market is an over-the-counter market. This may be waived at any time by the Investor.

(s) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the fifth Trading Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Trading Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(t) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(u) “Principal Market” means the New York Stock Exchange of any successor national securities exchanges (i.e. AMEX, Nasdaq) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Ordinary Shares.

(v) “Purchase Amount” means, with respect to any Single Day Purchase or any VWAP Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(w) “Purchase Date” means any date that is a Single Day Purchase Date and/or a VWAP Purchase Date, as applicable.

(x) “Purchase Notice” means either of a Single Day Purchase Notice or VWAP Purchase Notice, as applicable.

(y) “Purchase Notice Shares” shall mean all Ordinary Shares that the Company shall be entitled to issue as set forth in all applicable Purchase Notices in accordance with the terms and conditions of this Agreement.

(z) “Purchase Shares” shall mean any Ordinary Shares that the Company is obligated to issue the Investor under this Agreement pursuant to a Purchase Notice.

(aa) “Registration Rights Agreement” means that certain registration rights agreement entered into by the parties on the Agreement Date.

(bb) “SEC” means the U.S. Securities and Exchange Commission.

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(cc) “Securities” means, collectively, the Purchase Shares and the Commitment Shares.

(dd) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Single Day Purchase Date” means, with respect to a Single Day Purchase made pursuant to Section 2(a) hereof, the Trading Day on which the Investor receives, prior to 11:00 a.m., Eastern time, on such Trading Day, a valid Single Day Purchase Notice for such Single Day Purchase in accordance with this Agreement.

(ff) “Single Day Purchase Notice” means, with respect to any Single Day Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Single Day Purchase Price as specified by the Company therein on the applicable Single Day Purchase Date for such Single Day Purchase.

(gg) “Single Day Purchase Price” means, with respect to any Single Day Purchase made pursuant to Section 2(a) hereof, the average of the three (3) lowest traded prices of the Ordinary Shares on the Single Day Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(hh) “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(ii) “Trading Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for at least four and one-half hours.

(jj) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(kk) “Transfer Agent” means the transfer agent for the Company as of the Commencement Date, or such other Person who is then serving as the transfer agent for the Company in respect of the Ordinary Shares.

(ll) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by E*TRADE Securities LLC graph study function or Bloomberg through its “VAP” function (set to 09:30:01 start time and 15:59:59 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

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(mm) “VWAP Purchase” means a purchase of Ordinary Shares by the Investor based upon the VWAP.

(nn) “VWAP Purchase Date” means, with respect to any VWAP Purchase made pursuant to Section 2(b) hereof, the Trading Day that is the applicable VWAP Purchase Date with respect to the corresponding VWAP Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(oo) “VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the VWAP Purchase Share Amount to be purchased by the Investor (such amount specified, the “VWAP Purchase Share Amount,” subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such VWAP Purchase Share Amount as set forth in this Agreement) at the applicable VWAP Purchase Price on the applicable VWAP Purchase Date for such VWAP Purchase.

(pp) “VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, 97% of the lowest daily VWAP of the three consecutive Trading Days beginning with the Investor’s receipt of a VWAP Purchase Notice (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(qq) “VWAP Purchase Share Maximum” means, with respect to a VWAP Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a VWAP Purchase Notice, which number of Purchase Shares shall not exceed 200% of the average daily trading volume for the five Trading Days prior to the Investor’s receipt of the VWAP Purchase Notice.

2. PURCHASE OF ORDINARY SHARES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Single Day Sales of Ordinary Shares. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, until the Maturity Date or as earlier terminated in accordance with the terms of this Agreement, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Single Day Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Purchase Shares at the Single Day Purchase Price on the Single Day Purchase Date therefor in accordance with this Agreement (each such purchase, a “Single Day Purchase”); provided, however that the Investor’s committed obligation shall not exceed the Investment Limit, and the maximum amount of Purchase Notice Shares the Company may require the Investor to purchase per each Single Day Purchase Notice shall be the lesser of: (i) 40% of the three day average daily trading volume or (ii) the Investment Limit divided by the highest Closing Sale Price of the Ordinary Shares over the most recent five Trading Days immediately preceding receipt of the subject Purchase Notice on any single Trading Day, subject to adjustment as set forth below in this Section 2(a) (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Single Day Purchase Share Limit”). If the Company delivers any Single Day Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Single Day Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Single Day Purchase Notice exceeds the number of Purchase Shares that the Company is permitted to include in such Single Day Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Single Day Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares that the Company is permitted to include in such Single Day Purchase Notice. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account alongside the delivery of the Single Day Purchase Notice. A Single Day Purchase Notice shall be deemed delivered on the Business Day (i) a Single Day Purchase Notice form is received by 11:00 a.m. New York time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor’s Designated Brokerage Account by 11:00 a.m. New York time (the “Single Day Purchase Notice Date”). If the applicable Single Day Purchase Notice form is received after 11:00 a.m. New York time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor’s Designated Brokerage Account by 11:00 a.m. New York time, then the next Business Day shall be the Single Day Purchase Notice Date, unless waived by Investor in writing. Notwithstanding the foregoing, the Investor may waive the Single Day Purchase Share Limit at any time to allow the Investor to purchase additional shares under a Single Day Purchase Notice. In addition, the Company shall not deliver any Single Day Purchase Notices to the Investor during the PEA Period or any OTC Blackout, unless so waived by the Investor.

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(b) VWAP Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, until the Maturity Date or as earlier terminated in accordance with the terms of this Agreement, in addition to Single Day Purchases as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice from time to time in accordance with this Agreement, to purchase Ordinary Shares under the applicable VWAP Purchase at the VWAP Purchase Price on the VWAP Purchase Date therefor in accordance with this Agreement. The Company may deliver a VWAP Purchase Notice to the Investor only (i) on a VWAP Purchase Date on which the Company also properly submitted a VWAP Purchase Notice providing for a VWAP Purchase of a number of Purchase Shares less than the VWAP Purchase Share Maximum then in effect on such VWAP Purchase Date in accordance with this Agreement, and (ii) the Company has delivered the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account. A VWAP Purchase Notice shall be deemed delivered on the Business Day (i) a VWAP Purchase Notice form is received by 11:00 a.m. New York time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor’s Designated Brokerage Account by 11:00 a.m. New York time (the “VWAP Purchase Notice Date”). If the applicable VWAP Purchase Notice form is received after 11:00 a.m. New York time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor’s Designated Brokerage Account by 11:00 a.m. New York time, then the next Business Day shall be the VWAP Purchase Notice Date, unless waived by Investor in writing. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the VWAP Purchase Share Maximum that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such VWAP Purchase Notice exceeds the VWAP Purchase Share Maximum that the Company is then permitted to include in such VWAP Purchase Notice (which shall be confirmed in a VWAP Purchase confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to complete the VWAP Purchase up to the VWAP Purchase Share Maximum. Within four Trading Days after each VWAP Purchase Date for a VWAP Purchase, the Investor will provide to the Company a written confirmation of such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and VWAP Purchase Price for such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period or OTC Blackout unless so waived by the Investor.

(c) Certain Limitations. Notwithstanding anything to the contrary in this Agreement, the Investor’s obligations under this Agreement shall in all cases be subject to the Investment Amount and the Beneficial Ownership Limitation. Additionally, notwithstanding any other terms to the contrary in this Agreement, the Company shall not, and shall not have the right to, submit more than one (1) Single Day Purchase Notice on any single Trading Day, and shall not, and shall not have the right to, submit more than one (1) VWAP Purchase Notice on any single Trading Day, unless such limitation is waived for a particular request by the Investor.

(d) Payment for Purchase Shares.

(i) For each Single Day Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Single Day Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the Trading Day following the Investor’s receipt of the Purchase Shares as DWAC Shares, if such Purchase Shares are received by the Investor before 11:00 a.m., Eastern time, or, if such Purchase Shares are received by the Investor after 11:00 a.m., Eastern time, the second Trading Day following the Investor’s receipt of the Purchase Shares as DWAC Shares.

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(ii) For each VWAP Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such VWAP Purchase, as full payment for such Purchase Shares via wire transfer of immediately available funds on the fourth Trading Day following the Investor’s receipt of the Purchase Shares as DWAC Shares, if such Purchase Shares are received by the Investor before 11:00 a.m., Eastern time, or, if such Purchase Shares are received by the Investor after 11:00 a.m., Eastern time, the fourth Trading Day following the Investor’s receipt of the Purchase Shares as DWAC Shares.

(iii) The Company shall not issue any fraction of a share of Ordinary Shares upon any Single Day Purchase or VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to such account as the Company (or the Investor, as applicable) may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

(e) Compliance with Rules of Principal Market.

(i) General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of the Principal Market. The provisions of this Section 2(e) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Principal Market.

(ii) Exchange Listing. If the Company’s Ordinary Shares are listed on an Exchange, the Investor and the Company shall if necessary to comply with the rules of the Exchange amend this Agreement to add a floor price and any required shareholder approval requirements that limited the amount of Ordinary Shares issuable under this Agreement to no more than 19.99% of outstanding Ordinary Shares as of the Agreement Date (an “Exchange Cap”).

(f) Beneficial Ownership Limitation. The Company shall not issue the Investor any Ordinary Shares the terms and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Investor together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Investor and the other Attribution Parties shall include the number of Ordinary Shares held by the Investor and all other Attribution Parties plus the number of Ordinary Shares issuable pursuant to the Purchase Notice or VWAP Purchase Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon exercise, exchange or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Investor or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(f). For purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Ordinary Shares the Investor may acquire upon the conversion of this Note without exceeding the Beneficial Ownership Limitation, the Investor may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent annual or periodic report on Form 20-F, Current Report on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice issued by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (any, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Investor, the Company shall within one Trading Day confirm orally and in writing or by electronic mail to the Investor the number of Ordinary Shares then outstanding. If the Company receives a Purchase Notice or VWAP Purchase Notice from the Investor at a time when the actual number of outstanding Ordinary Shares are less than the Reported Outstanding Share Number, the Company shall notify the Investor in writing of the number of Ordinary Shares then outstanding and, to the extent that such Purchase Notice or VWAP Purchase Notice would otherwise cause the Investor’s beneficial ownership, as determined pursuant to this Section 2(f), to exceed the Beneficial Ownership Limitation, the Investor must notify the Company of a reduced number of Ordinary Shares to be issued pursuant to such Purchase Notice or VWAP Purchase Notice. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to each conversion, exchange or exercise of securities of the Company including issuances under this Agreement by the Investor and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Investor upon a Purchase Notice or VWAP Purchase Notice results in the Investor and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Investor’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Investor shall not have the power to vote or to transfer the Excess Shares. Furthermore, the Company shall indemnify the Investor in accordance with the Purchase Agreement, if the Investor suffers any damages, claims or losses as a result of Excess Shares being issued to the extent due to any fault or negligence of the Company or any agent of the Company. Upon delivery of a written notice to the Company, the Investor may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Investor and the other Attribution Parties. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Agreement in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Investor for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to receive Ordinary Shares under this Agreement pursuant to this Section 2(f) shall have any effect on the applicability of the provisions of this Section 2(f) with respect to any subsequent determination of any issuance. The provisions of this Section 2(f) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to the extent necessary to correct any provision which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 2(f) may not be waived and shall apply to a successor assignee under this Agreement.

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(g) Aggregate VWAP Purchase Limitation. Notwithstanding any other terms of this Agreement, in no event shall the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase Notices on a particular related VWAP Purchase Date require a payment from the Investor that exceeds the Investment Limit, unless such limitation is waived by the Investor in its sole discretion as to any single or combination of VWAP Purchase Notices on a particular related VWAP Purchase Date.

(h) Delivery of Purchase Notice. With respect to each Single Day Purchase Notice and/or VWAP Purchase Notice, the Company shall deliver to the Investor a completed form of purchase notice in materially the form attached hereto as Exhibit D.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the Agreement Date and as of the Commencement Date:

(a) Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Investment Purpose. The Investor is acquiring the Securities as principal for its own account, for investment purposes, and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees or representatives. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

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(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Residency. The Investor’s primary place of business is in the State of California.

(j) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

(k) No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

(l) Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any Prospectus contained therein to the extent required by applicable law.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as expressly set forth in the (i) SEC Documents or (ii) disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder (the “Disclosure Schedules”), as of the Agreement Date and as of the Commencement Date:

(a) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Schedule 4(a) attached hereto.

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and (subject to any applicable rules and regulations of the Principal Market) perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the reservation for issuance and the issuance of the Commitment Shares (as defined below in Section 5(e)) and the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Board of Directors, or any committee thereof, has approved the resolutions (the “Signing Resolutions”) substantially in the form provided to the Investor to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors, or any committee thereof, at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors or any committee thereof. Except as set forth in this Agreement, no other approvals or consents of the Board of Directors, any authorized committee thereof, or stockholders (except as provided in this Agreement) is necessary under applicable laws and the Articles of Incorporation (as defined below) or Bylaws (as defined below) to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

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(c) Capitalization. As of the Agreement Date, the authorized capital stock of the Company is set forth on Schedule 4(c) attached hereto. (i) No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) except for the underwriter’s warrant issued to Network 1 Financial Securities, Inc. pursuant to the underwriting agreement dated November 12, 2025, which entitles the holder to purchase up to 232,875 Class A Ordinary Shares at an exercise price of US$5.00 per share, subject to customary anti-dilution adjustments, and expires on November 12, 2030 (the “IPO Underwriter Warrant”), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available (provided that any documents filed with the SEC and available on the SEC’s EDGAR system shall be deemed to have been made available) to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the Agreement Date (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the Agreement Date.

(d) Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Upon issuance in accordance with the terms and conditions of this Agreement, the Commitment Shares (as defined in Section 5(e)) shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. As of the Commencement Date, a sufficient number of Ordinary Shares shall have been duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares, and for issuance pursuant to this Agreement as Commitment Shares (subject, in each case, to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Articles of Incorporation or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations, the rules of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its certificate or articles of incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock of the Company or bylaws or other organizational documents, as applicable. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority; or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Since one year prior to the Agreement Date, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional Ordinary Shares and other routine correspondence. The Principal Market has not commenced any delisting or similar proceedings against the Company.

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(f) SEC Documents; Financial Statements. As of the Agreement Date and the Commencement Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the12 months preceding the Agreement Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, presented fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and were prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, as in effect as of the time of filing and in conformity with generally accepted accounting principles in the United States as in effect as of the time of filing (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, and subject to immaterial year-end audit adjustments) during the periods involved; the other financial and statistical data with respect to the Company contained or incorporated by reference in the SEC Documents, are based on or derived from sources that the Company believes to be reliable and accurate or fairly present the Company’s good faith estimates that are made on the basis of data derived from such sources; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto), which are required to be described in the SEC Documents (including the exhibits thereto and documents incorporated by reference thereto); and all disclosures contained or incorporated by reference in the SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have pending before the SEC any request for confidential treatment of information.

(g) Absence of Certain Changes; No Undisclosed Events, Liabilities or Developments; Solvency. Since January 1, 2025, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, and there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that is required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and except as set forth on Schedule 4(g), is generally able to pay its debts as they become due.

(h) Absence of Litigation. There is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

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(j) No General Solicitation; No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities contemplated hereby. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market. The issuance and sale of the Securities hereunder, as of the date of this Agreement, does not contravene the rules and regulations of the Principal Market.

(k) Intellectual Property Rights. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since January 1, 2025, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the knowledge of the Company, enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(n) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of any Proceeding relating to the revocation or modification of any Material Permit. For all purposes of this Agreement, the term “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(p) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

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(s) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person authorized to act on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in its SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished in writing by or on behalf of the Company by a Person authorized by the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and at the time when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t) Foreign Corrupt Practices. Neither the Company nor any Subsidiary has, and to the Company’s knowledge, no agent or other person acting on behalf of the Company and each Subsidiary has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company and each Subsidiary (or made by any person acting on behalf of the Company and each Subsidiary of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u) DTC Eligibility. As of the Commencement Date, the Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Ordinary Shares can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program

(v) Sarbanes-Oxley Act; Internal Controls. The Company and the Subsidiaries are in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the Commencement Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as disclosed in the Company’s most recently filed period report under the Exchange Act, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(w) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x) Investment Company. Neither the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Securities to the Investor pursuant to this Agreement, will be, required to be registered as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Listing and Maintenance Requirements. As of the Commencement Date, the Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. As of the Commencement Date, the issued and outstanding Ordinary Shares are quoted on the Principal Market, and the Company is in compliance in all material respects with the current requirements of the Principal Market; and the Securities will be quoted on the Principal Market at the effective date of the Registration Statement. The Company has not, in the 12 months preceding the Agreement Date, received any notice from the Principal Market to the effect that the Company is not in compliance with the requirements of the Principal Market. The Company is, and currently has no reason to believe that it will not in the reasonably foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z) Accountants. As of the Commencement Date, the Company has engaged an accounting firm that is a registered public accounting firm as required by the Exchange Act.

(aa) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb) Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act, and, if it was at any time previously been such an issuer, then the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Agreement Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

(cc) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(dd) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Money Laundering. The operations of the Company and its Subsidiaries are conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(gg) Labor Matters. (i) No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(hh) To the Company’s knowledge.

(A) no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries; and

(B) neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of the Company or any of its Subsidiaries.

(ii) Cybersecurity. (i)(x) To the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with customary industry standards and practices.

(jj) Smaller Reporting Company Status. As of the Commencement Date, the Company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

(kk) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5. COVENANTS.

(a) Filing of Current Report and Registration Statement. The Company agrees that it shall, within four (4) Business Days after the Agreement Date, file with the SEC a report on Form 6-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and the Registration Rights Agreement (the “Current Report”). The Company shall also file with the SEC, within thirty 30 calendar days from the Agreement Date a new registration statement on Form F-1 (the “Registration Statement”), covering only the resale of the maximum number of Purchase Shares and Commitment Shares as permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations, in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the Agreement Date. The Company shall permit the Investor to review and comment upon the substantially final pre-filing draft version of the Current Report at least two Trading Days prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the Current Report within one Trading Day from the date the Investor receives the substantially final version thereof from the Company. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC. The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any pre-existing registration statement filed or any new registration statement or prospectus which is a part of the foregoing. The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the final prospectus not to be in compliance with Section 5(b) or 10 of the Securities Act and shall use its commercially reasonable efforts thereafter to file with the SEC any Post-Effective Amendment to the Registration Statement, amended prospectus or prospectus supplement in order to comply with Section 5(b) or 10 of the Securities Act.

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(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares and VWAP Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(c) Listing/DTC. If the Ordinary Shares are listed on an Exchange, the Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Purchase Shares, VWAP Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance if on any exchange of The Nasdaq Stock Market or if listed on any exchange operated by the New York Stock Exchange, prior to issuance), and shall use commercially reasonable efforts to maintain, so long as any Ordinary Shares shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to comply with the requirements of the Principal Market including the Company’s reporting, filing and other obligations under the Bylaws or Rules and Regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension, as applicable of the Ordinary Shares on the Principal Market. The Company shall promptly, and in no event later than four Trading Days after receipt, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Ordinary Shares for listing or trading on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. Notwithstanding the foregoing, the requirements of this Section 5(c) shall be satisfied to the extent that the contents of such notice are made available through a document filed by the Company with the SEC and available on the SEC’s EDGAR system within the required time period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5c)The Company shall take commercially reasonable actions necessary to ensure that its Ordinary Shares can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever (i) enter into or effect, directly or indirectly, any (x) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (y) hedging transaction, which establishes a net short position with respect to the Ordinary Shares or (ii) be in violation of Regulation SHO.

(e) Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of, and agreement to perform under this Agreement, the Company shall cause the Transfer Agent to issue an amount of Ordinary Shares equal to $100,000 divided by the closing price of the Ordinary Shares on the Commitment Shares Determination Date (the “Commitment Shares”) to the Investor as a commitment fee. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Commencement Date, and the issuance of the Commitment Shares shall occur upon the first Purchase Notice. The Company shall include on the Registration Statement filed with the SEC, all Commitment Shares, provided that, in addition to all other remedies at law or in equity or otherwise under this Agreement.

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(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours upon three Trading Days’ prior written notice; provided, however, that after the Agreement Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each Single Day Purchase Notice and each VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement. The Company and its officers and employees shall provide material information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least two Trading Days to either (i) demonstrate that such information is not material non-public information to the reasonable satisfaction of the Investor or (ii) publicly disclose such material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure, so long as the Investor has complied with this Section 5(f). The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares to the Investor made under this Agreement. For the avoidance of doubt, any other taxes incurred by the Investor (including any taxes on income resulting from the transactions contemplated by this Agreement) shall solely be the responsibility of the Investor.

(i) Use of Proceeds. The Company will use the net proceeds from each sale of Purchase Shares hereunder for any general working capital or other corporate purpose at the sole discretion of the Company.

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(j) Other Transactions. During the term of this Agreement, the Company shall not enter into another equity line transaction substantially similar to this Agreement without the Investor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Except for the foregoing, the Company shall remain free to enter into, announce and complete any other financing transaction, including any public offering, follow-on offering, private placement, at-the-market offering, debt or convertible financing, strategic investment, acquisition financing or issuance under an equity incentive plan. For the avoidance of doubt, the Company’s follow-on public offering contemplated by its Form F-1 initially filed with the SEC on 18 May 2026 shall be permitted.

(k) Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would reasonably be expected to (i) require registration of the offer and sale by the Company to the Investor of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Investor to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(l) Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation and preparation this Agreement, provided, however that the Company shall promptly reimburse the Investor for $15,000 of its legal fees, which the Company may elect to satisfy in connection with the first purchase of Ordinary Shares under this Agreement, pursuant to which the Investor may be allowed to withhold $15,000 from the first Purchase Amount. The Company shall also pay the Clearing Cost associated with each Purchase Notice, and any Transfer Agent fees incurred by the Investor.

(m) Bring Down Representations. In addition to a legal opinion to be delivered on the Agreement Date, the Investor shall have the right to request and receive up to once per the interim financial statements have been filed or the annual report on Form 20-F has been filed, upon five ( days prior written notice, a certificate, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company in the form attached hereto as Exhibit A, certifying that the representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of such date and as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with as of such date. In connection with such quarterly bring down, the company’s counsel shall deliver to the Investor a legal opinion. All legal opinions delivered under this Agreement shall be reasonably acceptable to the Investor.

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(n) Disclosure Schedules. The Company may, from time to time, update the Disclosure Schedules as may be required to satisfy the conditions set forth in Section 8(c) and Section 5(m). For purposes of this Section 5(n), any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5(n) shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto. Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.

(o) Reasonable Efforts. The Company will use best efforts, following the delivery of any Single Day Purchase Notice and/or VWAP Purchase Notice, to have any Purchase Shares pursuant to such notice delivered to the Investor as soon as practicable following thereof.

(p) Compensation For Buy-In On Failure To Timely Deliver Purchase Notice Shares. In addition to any other rights available to the Investor, if the Company fails to cause the Transfer Agent to transmit to the Investor the Purchase Notice Shares in accordance with the provisions of Section 2 above pursuant to a Purchase Notice on or before one Trading Days the case of a Single Day Purchase or five Trading Days in the case of a VWAP Purchase, as applicable, and if after such date the Investor is required by its broker to purchase (in an open market transaction or otherwise) or the Investor’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Investor of the Purchase Notice Shares which the Investor anticipated receiving upon such purchase in accordance with the provisions of Section 2 above (a “Buy-In”), then the Company shall (A) pay in cash to the Investor the amount, if any, by which (x) the Investor’s total purchase price (including reasonable and documented brokerage commissions, if any) for the Ordinary Shares so purchased in the Buy-In exceeds (y) the amount obtained by multiplying (1) the number of Purchase Notice shares that the Company was required to deliver to the Investor in connection such purchase times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Investor, either treat the purchase as rescinded under this Agreement (which would result in no reduction in the Commitment Amount as a result of such attempted purchase) or deliver to the Investor the number of Purchase Notice shares that would have been issued had the Company timely complied with its delivery obligations hereunder. For example, if the Investor purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted purchase with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Investor $1,000. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Investor’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Purchase Notice as required pursuant to the terms hereof.

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6. TRANSFER AGENT INSTRUCTIONS.

On the Commencement Date, the Company shall issue to the Transfer Agent, or any subsequent transfer agent, (i) a form of instruction letter in the form attached hereto as Exhibit C (the “Transfer Agent Instruction Letter”) and (ii) the notice of effectiveness of the Registration Statement in the form attached as an exhibit to the Registration Rights Agreement, in each case to advise the Transfer Agent of the Commencement. All Purchase Shares and Commitment Shares to be issued from and after the Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is in effect, no instruction other than instruction letters in the form of the Transfer Agent Instruction Letter referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Purchase Shares or the Commitment Shares from and after Commencement, and the Purchase Shares and the Commitment Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares or the Commitment Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF ORDINARY SHARES

The right of the Company hereunder to commence sales of the Purchase Shares as of the Commencement Date is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b) The Registration Statement covering the resale by the Investor of the Purchase Shares and Commitment Shares required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the Agreement Date and as of the Commencement Date as though made at that time, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date.

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8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE ORDINARY SHARES.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) All of the Commitment Shares required to be issued under this Agreement shall have been issued to the Investor.

(c) The Ordinary Shares shall be quoted on the Principal Market, subject only to customary conditions, trading in the Ordinary Shares shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Ordinary Shares representing Securities to be issued by the Company to the Investor pursuant to this Agreement shall be eligible for quotation on the Principal Market in accordance with the applicable Rules and Regulations of the Principal Market.

(d) The Investor shall have received the opinions and negative assurances of the Company’s legal counsel, dated as of the Commencement Date, substantially in the forms heretofore agreed by the parties hereto;

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the Agreement Date and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors shall have adopted resolutions approving the transactions contemplated hereby, which resolutions shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Ordinary Shares a sufficient number of Ordinary Shares solely for the purposes of effecting purchases of Purchase Shares hereunder and the issuance of Commitment Shares hereunder;

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(h) The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the Cayman Islands issued by the Registrar of Companies of the Cayman Islands as of a date within 10 Trading Days of the Commencement Date;

(i) The Company shall have delivered to the Investor a certified copy of the Memorandum and Articles of Association as certified by the Registrar of Companies of the Cayman Islands within 10 Trading Days of the Commencement Date;

(j) The Company shall have delivered to the Investor an officer’s certificate executed by the Chief Financial Officer of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(k) The Registration Statement covering the resale of the Purchase Shares and the Commitment Shares shall have been declared effective under the Securities Act by the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC at the time of the delivery of any Single Day Purchase Notice or VWAP Purchase Notice. The Company shall have prepared and filed with the SEC, not later than one (1) Trading Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(l) No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;

(m) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

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(n) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(o) No Action or Proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9. INDEMNIFICATIOIN.

(a) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, members, officers, directors and employees and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, to the extent such Indemnified Liabilities arise from or relate to any act, omission, misrepresentation or breach by the Company, other than, in the case of this clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee or from the Investor’s own resale or trading activities. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein, the Company’s aggregate liability under this Section 9 shall not exceed the aggregate Purchase Amounts actually received by the Company from the Investor pursuant to this Agreement. Payment under this indemnification shall be made within 60 days from the date the Investor makes written request for it; provided, however, that if the Company in good faith disputes the amount or validity of any claim for indemnification, payment of the disputed amount shall be deferred pending resolution of such dispute, and the Company shall notify the Investor of any such dispute in writing within 30 days of receipt of the Investor’s request, setting forth in reasonable detail the basis for such dispute. The Investor shall promptly reimburse the Company for any portion of such payment that a court of competent jurisdiction determines by final and non-appealable judgment that any such Indemnitee was not entitled to receive hereunder. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel.

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(b) The Investor shall defend, protect, indemnify and hold harmless the Company and all of its affiliates, stockholders, officers, directors, employees and agents (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities actually incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Investor contained in the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee arising out of or resulting from the Investor’s resale of the Securities in violation of applicable securities laws, other than with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence, bad faith or willful misconduct of a Company Indemnitee.

10. SUSPENSION EVENTS.

A “Suspension Event” shall be deemed to have occurred at any time as any of the following events occurs and continues, taking into account any applicable grace or cure period:

(a) the effectiveness of a Registration Statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such Registration Statement (or the Prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities or the Commitment Shares to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of 30 consecutive Trading Days or for more than an aggregate of 90 Trading Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company withdraws a Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one Registration Statement with another Registration Statement, including (without limitation) by withdrawing a prior Registration Statement when it is effectively replaced with a new Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or withdrawn) Registration Statement that have not theretofore been resold are included in the superseding (or new) Registration Statement);

(b) the suspension of the Ordinary Shares from trading on the Principal Market for a period of one Trading Day (other than in connection with a general suspension of trading of all securities on the Principal Market), provided that the Company may not direct the Investor to purchase any Ordinary Shares during any such suspension;

(c) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within one Trading Day after the applicable Single Day Purchase Date or VWAP Purchase Date, as applicable;

(d) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five consecutive Trading Days;

(e) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law and such proceeding is not dismissed;

(f) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company for so long as such order, decree or similar action remains in effect; or

(h) if at any time the Company is not eligible to transfer its Ordinary Shares electronically as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a Suspension Event has occurred and is continuing, the Company shall not deliver to the Investor any Single Day Purchase Notice or VWAP Purchase Notice.

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11. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company which is not discharged within 30 days, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) Either party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other party, which shall be effected by written notice being sent by non-breaching party to the breaching party; provided however, that the Company shall have effectively delivered the Commitment Shares to the Investor prior to any such termination. In addition, this Agreement shall automatically terminate on the earlier of (i) the Maturity Date, (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, or (iii) immediately upon the delisting of the Ordinary Shares from the New York Stock Exchange; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement. Notwithstanding the forgoing, it is hereby acknowledged and agreed that the entire amount of the Commitment Shares shall be fully earned by the Investor, and shall be non-refundable, as of the Agreement Date, regardless of whether any Purchase Notices are issued or settled hereunder or any subsequent termination of this Agreement.

(c) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases (including by payment of the applicable Single Day Purchase Price, or VWAP Purchase Price, as the case may be) the greater of (i) the full Commitment Amount or (ii) an amount of Ordinary Shares constituting the Exchange Cap, as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(d) If, for any reason or for no reason, the full Commitment Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) Notwithstanding anything to the contrary in this Agreement, the Company may terminate this Agreement at any time, for any reason or for no reason, by giving the Investor at least one (1) Trading Day’s prior written notice. No termination fee, penalty, liquidated damages or other compensation shall be payable by the Company solely as a result of such termination, and the Investor shall have no claim in respect of any unused portion of the Commitment Amount. Upon delivery of the termination notice, the Company shall not issue any further Purchase Notice. Any valid Purchase Notice delivered before the effective date of termination shall remain binding and shall be completed and paid for in accordance with this Agreement. Termination shall not affect any rights or obligations accrued before termination or any provisions expressly stated to survive termination. Any Commitment Shares already issued to the Investor shall remain fully earned and non-refundable.

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12. MISCELLANEOUS.

(a) Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or cause of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California for the purpose of any Action or Proceeding arising out of or based upon this Agreement, (b) agree not to commence any Action or Proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such Action or Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action or proceeding is brought in an inconvenient forum, that the venue of the Action or Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this agreement, the other transaction documents, the securities or the subject matter hereof or thereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims (including negligence), breach of duty claims, and all other common law and statutory claims. This section has been fully discussed by each of the parties hereto and these provisions will not be subject to any exceptions. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered and received: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD.

55 Ayer Rajah Crescent, #5-05

Singapore 139949

Attention: Gan Hong Loon., Interim Chief Executive Officer

E-mail: hongloon@phaostech.com

If to the Investor:

High West Partners LLC

23371 Mulholland Drive, Suite 228

Woodland Hills, CA 91364

Attention: Dmitriy Slobodskiy Jr., Founder

E-mail: team@highwestpartners.com

If to the Transfer Agent: At such address provided by the Transfer Agent in writing immediately prior to the Commencement Date.

or at such other address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, and recipient email address, as applicable or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except as set forth in Section 9 with respect to those persons entitled to indemnity thereunder, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby (other than any press release, SEC filing or other public disclosure that contains disclosures substantially similar to disclosures previously reviewed by the Investor or its counsel), not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any portion of such press release, SEC filing or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby at least 24 hours prior to any release, issuance, filing or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by the Company relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim made by a third party for any such fees or commissions of any financial advisor, placement agent, broker or finder engaged by the Company.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. In addition, each and every reference to share prices and Ordinary Shares in this Agreement shall be subject to adjustment as provided in this Agreement for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. In the event that (i) any Action to enforce this Agreement is commenced or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) subject to Section 9 hereof, an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the Agreement Date.

THE COMPANY:

PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD.

By:	/s/ Gan Hong Loon
Name:	Gan Hong Loon
Title:	Interim Chief Executive Officer

INVESTOR:

HIGH WEST PARTNERS LLC

By:	/s/ Dmitriy Slobodskiy Jr
Name:	Dmitriy Slobodskiy Jr
Title:	Founder

Signature Page to Securities Purchase Agreement

EXHIBITS

Exhibit A - Form of Officer’s Certificate

Exhibit B - Form of CEO’s Certificate

Exhibit C - Form of Instruction Letter

Exhibit D - Form of Purchase Notice

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Securities Purchase Agreement dated as of [________________, 2026, (“Purchase Agreement”), by and between PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD., a Cayman Islands exempted company (the “Company”), and HIGH WEST PARTNERS LLC (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, ___________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the ____________ of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this __day of ___________.

Name:
Title:

EXHIBIT A-1

The undersigned as [_________________] of PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. a Cayman Islands exempted company, hereby certifies that __________ is the duly elected, appointed, qualified and acting _____________ of PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. and that the signature appearing above is his genuine signature.

Name:
Title:

EXHIBIT A-2

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8 of that certain Securities Purchase Agreement dated as of [September 28, 2026] (“Purchase Agreement”), by and between PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. a Cayman Islands exempted company (the “Company”), and HIGH WEST PARTNERS LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Ten Million Dollars ($10,000,000) of the Company’s Class A Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Chief Executive Officer of the Company and make the statements contained in this Chief Executive Officer’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws and Articles of Incorporation (“Charter”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company (the “Board of Directors”) [at a meeting held on ____________, at which a quorum was present and acting throughout][by unanimous written consent]. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, the Registration Rights Agreement and the other Transaction Documents, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares, and (ii) and the performance of the Company of its obligations under each of the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

EXHIBIT B-1

IN WITNESS WHEREOF, I have hereunder signed my name on this __ day of _____________, 202 .

[NAME]
Chief Executive Officer

The undersigned as [____________________] of PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. a Cayman Islands exempted company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting ______________ of PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. and that the signature appearing above is his genuine signature.

[NAME]

[TITLE]

EXHIBIT B-2

EXHIBIT C

FORM OF INSTRUCTION LETTER

[COMPANY LETTERHEAD]

[____________], 202[_]

[__________________]

[__________________]

Attention: [_____________]

Email: [_____________]

Re: Issuance of Ordinary Shares to High West Partners LLC

Dear _____________,

You are hereby instructed, as Transfer Agent and Registrar of the Class A Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”) of PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD. (the “Company”), to issue to the purchaser identified in Appendix A hereto (the “Purchaser”) the number of Ordinary Shares set forth beside the name of the Purchaser (the “Shares”) in connection with the Company’s exercise of certain rights pursuant to the terms of that certain Securities Purchase Agreement, dated September 28, 2026, by and between the Company and the Purchaser, to be issued out of the applicable Company’s reserve(s) set forth beside the name of the Purchaser, and to cause such Ordinary Shares to be electronically credited through the “DWAC” system of the Depository Trust Company in accordance with the information set forth in Appendix A.

The resale of the Shares is registered with the Securities and Exchange Commission on the Company’s effective Registration Statement(s) as set forth in Appendix A. The Shares may be issued free of any restrictions upon the transfer thereof and without any restrictive legends on the certificates therefor.

Thank you very much for your help.

Please call me at ________________if you have any questions or need anything further.

(Signature page follows)

Very truly yours,

PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD.

BY:
[name]
[title]

EXHIBIT C-1

APPENDIX A

Name of Purchaser	Shares	Company Reserve	Registration Statement	DTC Participant #	DTC Account #
HIGH WEST PARTNERS LLC	[●]	[●]	Form F-1 (File No. 333-[•])	[●]	[●]

EXHIBIT C-2

EXHIBIT D

FORM OF PURCHASE NOTICE

TO: HIGH WEST PARTNERS LLC

We refer to the Securities Purchase Agreement, dated as of September 28, 2026, (the “Agreement”), entered into by and between Phaos Technology Holdings (Cayman) Ltd., and High West Partners LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby initiate a ______________ Purchase under the Agreement, and thereby:

1) Give you notice that we require you to purchase ______________ Purchase Shares at the _____________ Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 8 of the Agreement are satisfied.

PHAOS TECHNOLOGY HOLDINGS (CAYMAN) LTD.

By:
Name:
Title:

EXHIBIT D